UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2017

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 21, 2017, Ribbon Communications Inc. (the “Company”) entered into a Senior Secured Credit Facilities Credit Agreement (the “Credit Agreement”), by and among the Company, as a guarantor, Sonus Networks, Inc., as the borrower (“Borrower”), Silicon Valley Bank, as administrative agent (in such capacity, the “Administrative Agent”), issuing lender, swingline lender and lead arranger and the lenders party thereto (each referred to individually as a “Lender”, and collectively, the “Lenders”).

The Credit Agreement includes $100 million of commitments from the lenders to the Borrower (the “Credit Facility”), the full amount of which is available for revolving loans, $15 million of which is available for letters of credit and $15 million of which is available for swingline loans.  The senior secured credit facilities established by the Credit Agreement are scheduled to mature in December 2021, subject to a springing maturity if, on or before July 14, 2020, the existing promissory note issued to certain shareholders is not converted or extended to March 2022 or later. The Credit Agreement includes procedures for additional financial institutions to become lenders, or for any existing lender to increase its commitment under the facility, subject to an aggregate increase of $50 million for all incremental commitments under the Credit Agreement.

The Credit Agreement refinances the existing Senior Secured Credit Facilities Credit Agreement entered into on July 1, 2016, by and among GENBAND Holdings Company, a Cayman Islands exempted company limited by shares and a wholly owned subsidiary of the Company and certain of its subsidiaries, as borrowers, and Silicon Valley Bank, as administrative agent on behalf of consenting lenders, as amended from time to time (the “Prior Credit Agreement”).

The indebtedness and other obligations under the Credit Facility are unconditionally guaranteed on a senior secured basis by the Company and GENBAND US LLC, a wholly-owned domestic subsidiary of the Company (collectively, the “Guarantors”) and each other material US domestic subsidiary of the Company.  The Credit Facility is secured by first-priority liens on substantially all of the assets of the Borrower and the Guarantors, including the Company.

The Credit Agreement requires periodic interest payments until maturity. The Borrower may prepay all revolving loans under the Credit Agreement at any time without premium or penalty (other than customary LIBOR breakage costs), subject to certain notice requirements.

Revolving loans under the Credit Agreement bear interest at the Borrower’s option at either the LIBOR rate plus a margin ranging from 2.50% to 3.00% per year or the base rate (the highest of the Federal Funds rate plus 0.50%, or the prime rate announced from time to time in The Wall Street Journal) plus a margin ranging from 1.50% to 2.00% per year (such margins being referred to as the “Applicable Margin”). The Applicable Margin varies depending on the Company’s consolidated leverage ratio (as defined in the Credit Agreement). The base rate and the LIBOR rate are each subject to a zero percent floor.

The Borrower is charged a commitment fee ranging from 0.25% to 0.40% per year on the daily amount of the unused portions of the commitments under the Credit Agreement. Additionally, with respect to all letters of credit outstanding under the Credit Agreement, the Borrower is charged a fronting fee of 0.125% per year and a participation fee equal to the Applicable Margin for base rate loans times the amount available to be drawn under each letter of credit.

The Credit Agreement includes the following financial covenants that are tested on a quarterly basis:

•                  the minimum consolidated quick ratio (as defined in the Credit Agreement) is 1.00 to 1.00 for the fiscal quarter ending December 31, 2017 and each fiscal quarter ending thereafter;

•                  the minimum consolidated interest coverage ratio (as defined in the Credit Agreement) is 3.00 to 1.00 for the fiscal quarter ending December 31, 2017 and each fiscal quarter ending thereafter; and

•                  the maximum consolidated leverage ratio (as defined in the Credit Agreement) is (i) 2.75 to 1.00 for the fiscal quarters ending December 31, 2017 and March 31, 2018, (ii) 2.50 to 1.00 for each fiscal quarters ending June 30, 2018 through December 31, 2019 and (iii) 2.00 to 1.00 for the fiscal quarter ending March 31, 2020 and each fiscal quarter ending thereafter.

In addition, the Credit Agreement contains various covenants that, among other restrictions, limit the Company’s and its subsidiaries’ ability to:

•                  incur or assume indebtedness;

•                  grant or assume liens;

•                  make acquisitions or engage in mergers;

•                  sell, transfer, assign or convey assets;

•                  repurchase equity and make dividends and certain other restricted payments;

•                  make investments;

•                  engage in transactions with affiliates;

•                  enter into sale and leaseback transactions;

•                  enter into burdensome agreements;

•                  change the nature of its business;

•                  modify their organizational documents; or

•                  amend or make prepayments on certain junior debt.

The Credit Agreement contains events of default that are customary for a secured credit facility.  If an event of default relating to bankruptcy or other insolvency events with respect to a borrower occurs, all obligations under the Credit Agreement will immediately become due and payable. If any other event of default exists under the Credit Agreement, the lenders may accelerate the maturity of the obligations outstanding under the Credit Agreement and exercise other rights and remedies, including charging a default rate of interest equal to 2.00% per year above the rate that would otherwise be applicable. In addition, if any event of default exists under the Credit Agreement, the lenders may commence foreclosure or other actions against the collateral.

If any default exists under the Credit Agreement, or if the Borrower is unable to make any of the representations and warranties in the Credit Agreement at the applicable time, the Borrower will be unable to borrow funds or have letters of credit issued under the Credit Agreement, which, depending on the circumstances prevailing at that time, could have a material adverse effect on the Borrower’s liquidity and working capital.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 21, 2017, concurrently with the completion of the transaction discussed in Items 1.01, the Company repaid in full all outstanding amounts under the Prior Credit Agreement and terminated all commitments by the lenders to extend further credit thereunder and all guarantees and security interests granted by the Company to the lenders thereunder. The Company did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Description of Exhibit

10.1

Senior Secured Credit Facilities Credit Agreement, dated as of December 21, 2017, among Ribbon Communications Inc., as a Guarantor, Sonus Networks, Inc., as the Borrower, Silicon Valley Bank, as Administrative Agent, Issuing Lender, Swingline Lender and Lead Arranger, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2017	RIBBON COMMUNICATIONS INC.

	By:	/s/ Daryl E. Raiford
Daryl E. Raiford Executive Vice President and Chief Financial Officer